As filed with the Securities and Exchange Commission on November 16, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MorphoSys AG
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Lucinda Crabtree
Chief Financial Officer
Semmelweisstrasse 7
82152 Planegg
Germany
+49 89-89927-0
(Address and telephone number of Registrant’s principal executive offices)

MorphoSys US Inc.
470 Atlantic Avenue, 14th Floor
Boston, MA 02210
(844) 667-1992
(Name, address, and telephone number of agent for service)

Copies of all communications, including communications
sent to agent for service, should be sent to:
Stephan Hutter
Skadden, Arps, Slate, Meagher & Flom LLP
TaunusTurm
Taunustor 1
60310 Frankfurt am Main
Germany
+49 69-74220-0

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

PROSPECTUS

MorphoSys AG
(incorporated in Germany)
Ordinary Shares
Ordinary Shares Represented by American Depositary Shares
Debt Securities
Warrants
Rights
Purchase Contracts
Units

We may from time to time, in one or more offerings, together or separately, offer and sell:
•ordinary shares, including those represented by American Depositary Shares, or ADSs,
•debt securities,
•warrants to purchase ordinary shares, ADSs or debt securities,
•rights,
•purchase contracts, and
•units,
which we collectively refer to as the “securities” in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, warrants, right, purchase contracts or units.
In addition, from time to time, any selling security holders named in a prospectus supplement may offer and sell our securities that are held by them. The selling security holders may sell our ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our ordinary shares by the selling security holders.

We will provide specific information about any offering by us or a selling security holder and the terms of the securities being offered by us or a selling security holder in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein before you invest in any of our securities. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.

The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, on a continuous or delayed basis. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. To the extent required, the names of any underwriters, dealers or agents involved in the sale of our securities and applicable commissions or discounts and any other required information with respect to any particular offering will be included in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the “Plan of Distribution” section contained in this prospectus and the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares, debt securities, warrants, rights, purchase contracts and units. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “MOR”. Our ordinary shares are listed on the Frankfurt Stock Exchange under the ticker symbol “MOR”. On November 15, 2023, the last reported sale price of the ADSs on Nasdaq was $6.95 per ADS. We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.

Investing in our securities covered by this prospectus involves risks. You should carefully consider the risks identified in “Risk Factors” beginning on page 8 of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 20-F and in any applicable prospectus supplement, other offering materials or documents we incorporate by reference before making your investment decision.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 16, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC on the date hereof using a “shelf” registration process permitted under the Securities Act of 1933, or the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings and selling security holders may, from time to time, offer and sell such securities owned by them in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. We will provide specific information about any offering by us or selling security holders and the terms of the securities being offered by us or selling security holders in a supplement to this prospectus. Any supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus. You should also carefully consider, among other things, the matters identified under the heading “Risk Factors” beginning on page 8 of this prospectus, the applicable prospectus supplement and any free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus before making your investment decision.

The prospectus supplement to be attached to this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us and/or selling security holders, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material German and U.S. federal income tax considerations applicable to the securities being offered.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “MorphoSys,” the “Company,” “we,” “us” and “our” refer to MorphoSys AG and our wholly owned subsidiaries.

Neither we, nor any selling security holder, have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling security holders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the U.S. Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules under the Exchange Act applicable to U.S. domestic companies that file reports with the SEC, including rules requiring quarterly reports on Form 10-Q and current reports on Form 8-K, prescribing the furnishing of proxy statements to shareholders, and our officers and directors and holders of more than 10% of our ordinary shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We maintain our website at https://www.morphosys.com. The information contained on our website is not a part of this registration statement, prospectus or any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose information important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus, and should be read with the same degree of care.

This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•our annual report on Form 20-F for the fiscal year ended December 31, 2022, or the 2022 20-F;

•the description of our ordinary shares contained in Exhibit 2.1 of our 2022 20-F;

•any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;

•our report on Form 6-K furnished to the SEC on November 16, 2023, containing certain interim financial information as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022;

•our report on Form 6-K furnished to the SEC on November 16, 2023, containing our unaudited interim consolidated financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022; and

•any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC (unless specifically identified therein as being incorporated by reference in this prospectus as described below), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

Our 2022 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MorphoSys AG
Semmelweisstrasse 7
82152 Planegg
Germany
Telephone: +49 89-89927-0
Attention: Investor Relations

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You should read this prospectus and any prospectus supplement (including the documents incorporated by reference herein and therein) and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely, and with the understanding that our actual future results may be materially different and worse from what we expect.

You can identify these forward-looking statements by words such as “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “aims” and other similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain these identifying words.

Forward-looking statements include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses and current expectations concerning, among other things, our intellectual property position, results of operations, cash needs, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results or events to differ materially from our expectations. These forward-looking statements include, without limitation, statements about the following:

• the timing, progress and results of preclinical studies and clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials and of our research and development programs will become available;

• the timing of and our ability to obtain and maintain regulatory approval for our product candidates;

• the proposed clinical development pathway for our product candidates, and the acceptability of the results of such trials for regulatory approval of such product candidates by the U.S. Food and Drug Administration, or U.S. FDA, the European Medicines Agency, or EMA1, or comparable foreign regulatory authorities;

• our expectations regarding the size of the patient populations for our product candidates, if approved for commercial use;

• our expectations regarding the timing for meetings with regulatory agencies;

• our intent regarding the commercialization of our product candidates;

• our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

• our ability to identify and develop new product candidates;

• our ability to identify new collaboration partners and successfully enter into new collaboration arrangements;

• our ability to identify, recruit and retain key personnel;

1 The Committee for Medicinal Products for Human use, or CHMP, which is the EMA’s committee that is responsible for human medicines, is responsible for conducting the assessment of whether a medicine meets the required quality, safety and efficacy requirements, and whether it has a positive benefit-risk profile. Where the CHMP gives a positive opinion, it provides the positive opinion to the European Commission, who makes the final decision.

• our ability to protect and enforce our intellectual property protection for our proprietary and partnered product candidates, as well as the scope of such protection;

• our expectations with regard to our future revenues and our future financial condition;

• our expectations regarding Monjuvi® (tafasitamab-cxix)’s ability to treat, in combination with lenalidomide, adult patients with relapsed or refractory diffuse large B-cell lymphoma, or DLBCL, not otherwise specified, including DLBCL arising from low grade lymphoma, and who are not eligible for autologous stem cell treatment, or ASCT, the further clinical development of tafasitamab, including ongoing confirmatory trials, additional interactions with regulatory authorities and expectations regarding future regulatory filings and possible additional approvals for tafasitamab as well as the commercial performance of Monjuvi;

• our expectations regarding the future development of pelabresib and tulmimetostat; and

• the development of and projections relating to our competitors or our industry.

In addition, even if our results, performance, financial condition and liquidity, and the development of the industry in which we operate are consistent with such forward-looking statements, they may not be predictive of results or developments in future periods. Among the factors that may result in differences are our expectations regarding risks and uncertainties related to our goals and anticipated milestones, including our ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products, the global collaboration and license agreement for tafasitamab, the further clinical development of tafasitamab, including ongoing confirmatory trials, and our ability to obtain and maintain requisite regulatory approvals and to enroll patients in our planned clinical trials, additional interactions with regulatory authorities and expectations regarding future regulatory filings and possible additional approvals for tafasitamab as well as the commercial performance of Monjuvi, our reliance on collaborations with third parties, estimating the commercial potential of our development programs and other risks indicated in the risk factors included in this prospectus and other filings with the SEC.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, the risks set forth under the section “Risk Factors” of this prospectus and elsewhere in this prospectus or in any prospectus supplement.

The forward-looking statements made in this prospectus or in any prospectus supplement, or the information incorporated by reference herein or therein relate only to events or information as of the date on which the statements are made in such document and we caution readers not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement or statements, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included or incorporated by reference in this prospectus or any prospectus supplement should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely, with this cautionary note in mind, and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY

We are a commercial-stage biopharmaceutical company devoted to the development and commercialization of innovative therapies for patients, with a focus on cancer. We strive to enhance the current standard of care and quality of care for difficult-to-treat and debilitating types of cancers and are aiming to become a leader in hematology and oncology. We have a broad pipeline in which we invest in and develop product candidates primarily in the hematology/oncology area. We currently focus on advancing pelabresib, our lead investigational drug candidate. Pelabresib is a potential best- and first-in-class, foundational first-line treatment for patients with myelofibrosis and represents our largest and most immediate opportunity. We also focused on commercializing tafasitamab and on advancing the development of tafasitamab for additional indications as well as the development of tulmimetostat. We believe the product candidates in our pipeline have the potential to treat serious diseases and improve the lives of patients.

Our principal executive offices are located at Semmelweisstrasse 7, 82152 Planegg, Germany. Our telephone number is +49 89-89927-0. Our agent for service of process in the Unites States is MorphoSys US Inc. at 470 Atlantic Avenue, 14th Floor, Boston, MA 02210. Our website address is https://www.morphosys.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our most recent Annual Report on Form 20-F for our most recent fiscal year and the other documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risks involved. Accordingly, you should carefully consider the risks described in our most recent Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by any selling security holder, unless otherwise set forth in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description of our capital stock is a summary of the rights of our ordinary shares and certain provisions of our articles of association in effect as of July 7, 2023. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, as well as to the applicable provisions of German legislation on stock corporations. We encourage you to read our articles of association and applicable German legislation on stock corporations carefully.

Share Capital

As of the date of this prospectus, we have share capital registered in the commercial register in the amount of €34,231,943.00 which is divided into 34,231,943 ordinary bearer shares (Inhaberaktien). All such shares are shares with no-par value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders at such meeting may authorize our management board to increase our share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount, which we refer to as authorized capital (genehmigtes Kapital) and is a concept under German law that enables us to issue shares without going through the process of obtaining another shareholders’ resolution. The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one-half of the share capital existing at the time of registration of the authorized capital with the commercial register.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital). However, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company by way of a consent or authorization resolution. According to German law, the aggregate nominal amount of the conditional capital created at the shareholders’ meeting may not exceed one-half of the share capital existing at the time of the shareholders’ meeting adopting such resolution. The aggregate nominal amount of the conditional capital created for the purpose of granting subscription rights to employees and members of the management of our company or of an affiliated company may not exceed 10% of the share capital existing at the time of the shareholders’ meeting adopting such resolution.

According to German law, any resolution pertaining to the creation of authorized or conditional capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders may also resolve to increase the share capital from company resources by converting capital reserves and profit reserves into registered share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from company resources requires the vote of a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

All shares issued by the Company are fully paid in (meaning that shareholders are not liable to the Company to pay in any further amount in relation to their existing shares). Any resolution relating to a reduction of our share capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting as well as a simple majority of the votes cast according to German law.

Authorized Capital

As of the date of this prospectus, our articles of association provide for the following authorized capital:

Authorized Capital 2019-I

Our management board is authorized until April 30, 2024, subject to the consent of our supervisory board, to increase the Company’s share capital by up to €42,715.00, once or in several instances, by issuing up to 42,715 new bearer shares with no-par value against contributions in cash or kind. When making issuances pursuant to Authorized Capital 2019-I, shareholders will not be granted a subscription right. Issuances pursuant to Authorized Capital 2019-I may only be utilized to issue shares to service claims under the Company’s Restricted Stock Unit

Program 2019, or RSUP 2019, to directors, officers and employees of MorphoSys US Inc., subject to the terms of the RSUP 2019. The issue price of the new shares must amount to at least €1.00 and can be paid either by way of a cash contribution and/or contribution in kind, including in particular the contribution of claims against the Company under the RSUP 2019. Our management board is authorized to determine the further details of the capital increase and its implementation with the consent of our supervisory board; this also includes the determination of the profit participation of the new shares, which may, in deviation from section 60 para. 2 the German Stock Corporation Act (Aktiengesetz, or the AktG), also participate in the profit of an already completed fiscal year.

Authorized Capital 2021-III

Our management board is authorized until May 18, 2026, subject to the consent of our supervisory board, to increase the Company’s share capital by up to €41,552.00, once or in several instances, by issuing up to 41,552 new bearer shares with no-par value against contributions in cash or kind. When making issuances pursuant to Authorized Capital 2021-III, shareholders will not be granted a subscription right. Issuances pursuant to Authorized Capital 2021-III may only be utilized to issue shares to service claims under the Company’s Restricted Stock Unit Program 2021, or RSUP 2021, to directors, officers and employees of MorphoSys US Inc., subject to the terms of the RSUP 2021. The issue price of the new shares must amount to at least € 1.00 and can be paid either by way of a cash contribution and/or contribution in kind, including in particular the contribution of claims against the Company under the RSUP 2021. Our management board is authorized to determine the further details of the capital increase and its implementation with the consent of our supervisory board; this also includes the determination of the profit participation of the new shares, which may, in deviation from section 60 para. 2 AktG, also participate in the profit of an already completed fiscal year, provided that no resolution on the appropriation of profits has yet been adopted for the fiscal year in question.

Authorized Capital 2022-I

Our management board is authorized until May 17, 2027, subject to the consent of our supervisory board, to increase the Company’s share capital by up to €1,978,907.00, once or in several instances, by issuing up to 1,978,907 new bearer shares with no-par value against contributions in cash or kind. When making issuances pursuant to Authorized Capital 2022-I, shareholders will not be granted a subscription right. Issuances pursuant to Authorized Capital 2022-I may only be utilized to issue shares to service claims under the Company’s Restricted Stock Unit Program 2022, or RSUP 2022, to directors, officers and employees of the Company’s U.S. subsidiaries, subject to the terms of the RSUP 2022. The issue price of the new shares must amount to at least €1.00 and can be paid either by way of a cash contribution and/or contribution in kind, including in particular the contribution of claims against the Company under the RSUP 2022. Our management board is authorized to determine the further details of the capital increase and its implementation with the consent of our supervisory board; this also includes the determination of the profit participation of the new shares, which may, in deviation from section 60 para. 2 AktG, also participate in the profit of an already completed fiscal year.

Authorized Capital 2023-I

Our management board is authorized until May 16, 2028, subject to the consent of our supervisory board, to increase the Company’s share capital by up to €6,846,388.00, once or in several instances, by issuing up to 6,846,388 new bearer shares with no-par value against contributions in cash or kind. When making issuances pursuant to Authorized Capital 2023-I, shareholders are generally to be granted a subscription right. The new shares may also be taken up by one or more credit institutions or a financial institutions operating in accordance with Section 53 para. 1 sentence 1 or Section 53b para. 1 sentence 1 or para. 7 of the German Banking Act (Kreditwesengesetz, or the KWG), subject to an undertaking to offer the shares to shareholders for subscription (indirect subscription right). Our management board is authorized, with the consent of our supervisory board, to exclude the subscription rights:

(i)to avoid fractional shares (Spitzenbeträge) in the event of a capital increase against cash contribution;
(ii)in the event of a capital increase against contribution in kind; or
(iii)in the event of a capital increase against cash contribution to the extent the new shares will be admitted to trading on a foreign stock exchange.

The total number of shares issued on the basis of Authorized Capital 2023-I with the exclusion of shareholder subscription rights for capital increases against cash and/or non-cash contributions and including the deductions listed below, may not exceed 10% of the share capital calculated either at the time these authorizations take effect or at the time they are exercised, based on whichever amount is lower. The aforementioned 10% limit shall include (i) treasury shares sold with the exclusion of subscription rights after these authorizations become effective, (ii) shares issued on the basis of other authorized capital with the exclusion of subscription rights during the period in which these authorizations are in effect, and (iii) shares to be issued to service convertible bonds and/or bonds with warrants, insofar as the convertible bonds and/or bonds with warrants have been issued with the exclusion of shareholders’ subscription rights while these authorizations are in effect but in respect of items (i), (ii) and/or (iii) in each case only insofar as the shares are not used to service claims by members of our management board and/or employees of the Company and/or its affiliated companies under employee participation programs. The maximum limit reduced in accordance with the above sentences of this paragraph shall be increased again when a new authorization to exclude subscription rights resolved by the annual General Meeting takes effect after the reduction, in the amount of the new authorization, up to a maximum of 10% of the share capital in accordance with the requirements of sentence 1 of this paragraph. With the consent of our supervisory board, our management board will be authorized to determine the further details of the capital increase and its execution.

Authorized Capital 2023-II

Our management board is authorized until May 16, 2028, subject to the consent of our supervisory board, to increase the Company’s share capital by up to €3,423,194.00, once or in several instances, by issuing up to 3,423,194 new bearer shares with no-par value against contributions in cash or kind. When making issuances pursuant to Authorized Capital 2023-II, shareholders are generally to be granted a subscription right. The new shares may also be taken up by one or more credit institutions or a financial institutions operating in accordance with Section 53 para. 1 sentence 1 or Section 53b para. 1 sentence 1 or para. 7 of the KWG, subject to an undertaking to offer the shares to shareholders for subscription (indirect subscription right). Our management board is authorized, with the consent of our supervisory board, to exclude the subscription rights:

(i)to avoid fractional shares (Spitzenbeträge) in the event of a capital increase against cash contribution;
(ii)if the amount of the new shares issued is not materially lower than the stock market price of shares with the same features and the shares issued during the period of validity of this authorization in accordance with or in mutatis mutandis application of Section 186 para. 3 sentence 4 of the AktG against contributions in cash, excluding subscription rights, do not exceed 10% of the share capital in total, neither on the date of this authorization coming into effect nor on the date on which it is exercised.

The total number of shares issued on the basis of Authorized Capital 2023-II with the exclusion of shareholder subscription rights for capital increases against cash and/or non-cash contributions and including the deductions listed below, may not exceed 10% of the share capital calculated either at the time these authorizations take effect or at the time they are exercised, based on whichever amount is lower. The aforementioned 10% limit shall include (i) treasury shares sold with the exclusion of subscription rights after these authorizations become effective, (ii) shares issued on the basis of other authorized capital with the exclusion of subscription rights during the period in which these authorizations are in effect, and (iii) shares to be issued to service convertible bonds and/or bonds with warrants, insofar as the convertible bonds and/or bonds with warrants have been issued with the exclusion of shareholders’ subscription rights while these authorizations are in effect but in respect of items (i), (ii) and/or (iii) in each case only insofar as the shares are not used to service claims by members of our management board and/or employees of the Company and/or its affiliated companies under employee participation programs. The maximum limit reduced in accordance with the above sentences of this paragraph shall be increased again when a new authorization to exclude subscription rights resolved by the annual General Meeting takes effect after the reduction, in the amount of the new authorization, up to a maximum of 10% of the share capital in accordance with the requirements of sentence 1 of this paragraph. With the consent of our supervisory board, our management board will be authorized to determine the further details of the capital increase and its execution.

Conditional Capital

As of the date of this prospectus, our articles of association provide for the following conditional capital:

Conditional Capital 2016-I

Our shareholders authorized conditional capital of up to €2,475,437.00, pursuant to which the Company may issue new shares to holders of convertible bonds or bonds with warrants issued by the Company or companies in which the Company holds a direct or indirect majority interest. The issuance of the shares will be carried out at the respective conversion or exercise price to be determined in accordance with the authorizing resolution of the general shareholders’ meeting of June 2, 2016 under item 7 a) on the agenda. The conditional capital increase will only be carried out to the extent that the holders of conversion or warrant rights exercise their rights or fulfill conversion obligations under such bonds. The shares will be entitled to dividends as of the beginning of the previous financial year if they were issued before the start of our annual general meeting or otherwise as of the beginning of the financial year in which they were issued.

Conditional Capital 2016-III

Our shareholders authorized conditional capital of up to €416,297.00, pursuant to which the Company may issue new shares to meet certain subscription rights. The issue of the shares will be carried out at the respective conversion or exercise price to be determined in accordance with the resolution above. The conditional capital increase will be executed only to the extent that holders of subscription rights exercise their right to subscribe to shares of the Company. The shares will be issued at the exercise price set in each case as the issue price in accordance with agenda item 9 letter a) subparagraph (8) of the annual general meeting resolution dated June 2, 2016; section 9 para. 1 AktG remains unaffected. The new shares are entitled to a dividend for the financial year for which no annual General Meeting resolution has yet been made on the appropriation of profits at the time of the shares’ issue. Our management board, and our supervisory board where members of our management board are concerned, is authorized to determine the additional details of the conditional capital increase and its execution.

Conditional Capital 2020-I

Our shareholders authorized conditional capital of up to €507,668.00, pursuant to which the Company may issue new shares to option holders under the Company’s Stock Option Plan 2020. The conditional capital increase will only be implemented to the extent that holders of subscription rights exercise their subscription rights to subscribe to shares of the Company. The shares will be issued at the exercise price determined in accordance with the resolution of the annual general meeting of May 27, 2020 under agenda item 11, letter a) subparagraph (8) as the issue price; section 9 para. 1 AktG remains unaffected. The new shares are entitled to dividends for the first time for the financial year for which, at the time of their issue, no resolution by the annual General Meeting on the appropriation of the accumulated profit has yet been passed. Our management board or, insofar as members of our management board are affected, our supervisory board are authorized to determine the further details of the conditional capital increase and its implementation.

Conditional Capital 2021-I

Our shareholders authorized conditional capital of up to €3,289,004.00, pursuant to which the Company may issue new shares to holders of convertible bonds or bonds with warrants issued by the Company or companies in which the Company holds a direct or indirect majority interest. The issuance of the shares will be carried out at the respective conversion or exercise price to be determined in accordance with the resolution above. The conditional capital increase will only be carried out to the extent that the holders of conversion or warrant rights exercise their conversion or warrant rights or fulfill conversion obligations under such bonds. The shares will participate in profits – to the extent they come into existence by the beginning of the annual general meeting of the Company – from the beginning of the preceding financial year, otherwise from the beginning of the financial year in which they come into existence.

Changes in Our Share Capital During the Last Three Fiscal Years

Since January 1, 2020, our share capital registered with the commercial register has changed as follows:

•On January 28, 2020, the share capital of the Company registered with the Commercial Register was increased from €31,839,572.00 by €118,386.00 to €31,957,958.00 reflecting the issuance of shares from conditional capital.

•On March 13, 2020, the share capital of the Company registered with the Commercial Register was increased from €31,957,958.00 by €907,441.00 to €32,865,399.00 reflecting the issuance of shares from authorized capital.

•On February 3, 2021, the share capital of the Company registered with the Commercial Register was increased from €32,865,399.00 by €24,647.00 to €32,890,046.00 reflecting the issuance of shares from conditional capital.

•On July 29, 2021, the share capital of the Company registered with the Commercial Register was increased from €32,890,046.00 by €1,337,552.00 to €34,227,598.00 reflecting the issuance of shares from authorized capital.

•On January 29, 2022, the share capital of the Company registered with the Commercial Register was increased from €34,227,598.00 by €4,345.00 to €34,231,943.00 reflecting the issuance of shares from conditional capital.

Dividend Rights

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the management board and supervisory board submit a proposal to our annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution.

German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements prepared in accordance with German law show net retained profits.

In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses brought forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting and, in compliance with the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act provides certain protections for creditors which must be observed in the event of liquidation.

Form, Certification and Transferability of the Shares

The form and contents of our global share certificates, any dividend certificates, renewal certificates and interest coupons are determined by our management board with the approval of our supervisory board. A shareholder’s right to certificated shares is excluded, to the extent permitted by law and to the extent that certification is not required by the stock exchange on which the shares are admitted to trading. We are permitted to issue global share certificates that represent one or more shares.

All of our outstanding shares are no par-value bearer shares (auf den Inhaber lautende Stückaktien ohne Nennbetrag). Any resolution regarding a capital increase may determine the profit participation of the new shares resulting from such capital increase.

Our shares are freely transferable under German law, with the transfer of ownership governed by the rules of the relevant clearing system.

Our articles of association do not include any provisions that would have a direct effect of delaying, deferring or preventing a change of control. However, in the event of a hostile takeover, we could use our authorized capital to increase our share capital to issue new shares to an investor at a premium. An increase in the number of shares outstanding could have a negative effect on a party’s ability to carry out a hostile takeover.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered offices or at the registered seat of a German stock exchange. In general, shareholders’ meetings are convened by our management board. The supervisory board is additionally required to convene a shareholders’ meeting in cases where this is required under binding statutory law (i.e., if this is in the best interest of our company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request that our management board convenes a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the competent German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the convening notice for a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that additional items be added to the agenda of the shareholders’ meeting. For each new item, an explanation of the requested change must be provided or a voting proposal (Beschlussvorlage). Any request for an amendment of the agenda of the shareholders’ meeting must be received by the Company within 30 days prior to the meeting. The Company must publish any requests for the amendment of the agenda of the shareholders’ meeting immediately. Under German law, our annual general shareholders’ meeting must take place within the first eight months of each fiscal year. Among other things, the general shareholders’ meeting is required to decide on the following issues:

•appropriation and use of annual net income;
•discharge or ratification of the actions taken by the members of our management board and our supervisory board;

•the appointment of our statutory auditors;
•increases or decreases in our share capital;
•the election of supervisory board members; and
•to the extent legally required, the approval of our financial statements.

Each ordinary share grants one vote in a shareholders’ meeting. Voting rights may be exercised by authorized proxies, which may be appointed by the Company (Stimmrechtsvertreter). The granting of a power of attorney must be made in text form. Generally, the shareholder or an authorized proxy must be present at the shareholders’ meeting to cast a vote. However, under the Company’s articles of association, the management board may determine in the invitation to the shareholders’ meeting that shareholders may submit their votes in writing or by means of electronic communication without attending the shareholders’ meeting in person.

Our articles of association provide that the resolutions of the shareholders’ meeting are adopted by a simple majority of the votes cast to the extent mandatory law does not provide for differently.

Neither German law nor our articles of association provide for a minimum participation for a quorum for our shareholders’ meetings.

Under German law, certain resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge) as defined in the German Stock Corporation Act (in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Authorization to Acquire Our Own Shares

We may not acquire our own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act. Shareholders may not grant a share repurchase authorization lasting for more than five years. The German Stock Corporation Act generally limits repurchases to 10% of our share capital and resales must generally be made either on a stock exchange, in a manner that treats all shareholders equally, or in accordance with the rules that apply to subscription rights relating to a capital increase.

Squeeze-Out of Minority Shareholders

Under German law, the shareholders’ meeting of a stock corporation may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

A squeeze-out in the context of a merger (umwandlungsrechtlicher Squeeze-Out) only requires a majority shareholder to hold at least 90% of the share capital. A squeeze-out following a successful public takeover offer (übernahmerechtlicher Squeeze-Out) requires – among others – a majority shareholder to hold at least 95%.

Disclosure Requirements for Shareholdings and Mandatory Offer

The German Securities Trading Act (Wertpapierhandelsgesetz) requires every shareholder whose equity participation in a company with a registered seat in Germany, and that is listed for trading on an organized market in a member state of the European Union or a country that is a party to the Treaty on the European Economic Area, reaches, exceeds, or falls below thresholds of 3%, 5%, 10%, 25%, 30%, 50%, or 75% of the voting rights of such company to inform the company and the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, or BaFin) without undue delay and, in any case, no later than four trading days after reaching, exceeding or falling below these thresholds, using a standardized form. In the context of this requirement, the German Securities Trading Act and other regulations contain various rules that are meant to ensure that share ownership is attributed to the person that actually controls the voting rights pertaining to such shares. As long as a shareholder fails to make such notification, such shareholder may generally not exercise any rights pertaining to these shares (including voting rights and dividend rights). Upon receipt of any such shareholder notification, the German company is required to immediately publish the notification by a so-called European media bundle.

In addition, the European Market Abuse Regulation requires, inter alia, the members of the management board and the supervisory board, their spouses and close relatives, who purchase or sell shares, or other types of securities representing the right to acquire shares, including convertible bonds and bonds with warrants attached, issued by a company whose shares have been admitted to trading on a German stock exchange in excess of a de minimis number, to immediately notify the issuer and the BaFin of such purchases or sales. Upon receipt of such notice, the issuer is required to publish this notification by, among other things, posting it on its website.

Pursuant to the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz), every person or entity gaining control over a listed company, that is whose shares of voting rights reach or exceed 30% of the voting rights in such company, is obliged to publish this fact, including the percentage of its voting rights, immediately but within seven calendar days latest by (i) publication on the internet and (ii) through electronic media for disseminating financial information. Furthermore, this person has to submit a mandatory public takeover offer to all shareholders of the company unless an exemption from this obligation has been granted by the BaFin. If the respective shareholder fails to publish the mandatory notice, this shareholder is obliged to pay interests for the consideration owed to the other shareholders for the duration of the delinquency. In addition, the respective shareholder has to submit an offer document for a public takeover bid to the BaFin within four weeks after the publishing of gaining control which is also to be published (i) on the internet and (ii) as an announcement in the German Federal Gazette.

Differences in Corporate Law

The applicable provisions of the German Stock Corporation Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the German Stock Corporation Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections.

	Germany	Delaware
Board System
Under German law, a stock corporation has a two-tier board structure composed of the management board (Vorstand) and the supervisory board (Aufsichtsrat).

The management board is responsible for running the company’s affairs and representing the company in dealings with third parties.

The supervisory board of a German stock corporation has a control and supervisory function. The supervisory board does not actively manage the company but certain management board actions require the approval of the supervisory board.

Under Delaware law, a corporation has a unitary board structure, and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

Number of Board Members / Directors
Under German law, a stock corporation must have at least one member on its management board and the number of members shall be determined by or in the manner provided in the company’s articles of association.

A stock corporation must have at least three but no more than 21 supervisory board members, whereby the number of supervisory board members must be divisible by three if this is necessary for the fulfilment of co-determination requirements. The articles of association of the company must specify if the supervisory board has more than three members.

Depending on the number of employees of the company, the supervisory board may be required to include employee representatives subject to the provisions of the German One-Third Employee Representation Act (Drittelbeteiligungsgesetz), which applies to companies that have at least 500 employees, or the German Codetermination Act (Mitbestimmungsgesetz), which applies to companies that have at least 2,000 employees. Such rules result in different appointment rules for supervisory board members, i.e. in companies which are subject to the German One-Third Employee Representation Act two-thirds of supervisory board members are representatives of the shareholders, while one-third are representatives of the employees. In companies which are subject to the German Codetermination Act the rule of parity applies, i.e., half of the supervisory board members are representatives of the shareholders and the other half are representatives of the employees. In cases of dead lock the chairman has a casting vote. The employee representatives in the supervisory board are elected by the employees following certain procedures depending on the number of employees.

Additionally, 30% of the supervisory board members must be women in case the company is a fully co-determined (voll mitbestimmungspflichtige) company, which requires that the company has at least 2,000 employees.
Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Appointment and Removal of Board Members / Directors
Members of the management board of a German stock corporation are appointed by the supervisory board for a maximum period of five years with an opportunity to be reelected. The supervisory board may remove a member of the management board prior to the expiration of his or her term only for good cause, such as gross breach of duties (grobe Pflichtverletzung), the inability to manage the business properly (Unfähigkeit zur ordnungsgemäßen Pflichtausübung) or a vote of no-confidence during the shareholders’ meeting (Vertrauensentzug). The shareholders themselves are not entitled to appoint or dismiss the members of the management board.

Under German law, a member of a supervisory board may be elected for a term of up to approximately five years (except for the first supervisory board of a newly incorporated company which may only be elected for a term of approximately one year), depending on the date of the annual shareholders’ meeting at which such member is elected, which is the standard term of office. Reelection, including repeated reelection, is permissible. Prior to the expiration of his or her term, supervisory board members which have been appointed by the shareholders’ meeting may be removed by a resolution of the shareholders’ meeting requiring a three-quarter majority of the votes cast, unless otherwise provided by the company’s articles of association. Supervisory board members who are delegated by a shareholder or the company’s employees may be revoked and the resulting vacancy filled at the sole discretion of such shareholder or the employees.
Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.
Vacancies on the Boards
Under German law, vacant positions on the management board are filled by the supervisory board in accordance with the general rules of appointment, which provide that vacancies are filled by the simple majority of supervisory board votes cast, unless otherwise provided by the company’s articles of association. In case of emergencies, a vacant position on the management board may be filled by an individual appointed by the court.

Vacant positions on the supervisory board are filled in accordance with the general rules of appointment. If the number of supervisory board members falls below three, the statutory minimum required, the vacant position on the supervisory board may be filled by an individual appointed by the court.
Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or bylaws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual Shareholders’ Meeting	Under German law, a stock corporation must hold an annual shareholders’ meeting within eight months of the end of its fiscal year. The annual shareholders’ meeting must be held in Germany at a location determined by the articles of association. If the articles of association do not provide for a specific location, the shareholders’ meeting shall be held at the company’s seat or, if applicable, at the venue where its shares are listed.	Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
Calling of Shareholders’ Meetings	Under German law, extraordinary shareholders’ meetings, in addition to the annual shareholders’ meetings, may be called by either the management board, or by the supervisory board if it is in the best interest of the company. Shareholders holding at least 5% of the company’s share capital are entitled to request that the management board convenes an extraordinary shareholders’ meeting and may also address their request to the court, which then may authorize the requesting minority shareholders to convene a special meeting by themselves.	Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of Shareholders’ Meetings
Under German law, unless a longer period is otherwise provided for in the articles of association, the shareholders must be given at least 30 days’ advance notice of the shareholders’ meeting. Such notices must at least specify the name of the company, the statutory seat of the company, as well as the location, date and time of the shareholders’ meeting. In addition, the invitation must contain the agenda items as well as the management board’s and the supervisory board’s voting proposal for each agenda item.

If all shareholders entitled to attend the shareholders’ meeting are present or represented and provide their consent thereto, the formalities of calling and holding of a shareholders’ meeting can be waived.
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Proxy Voting
Under German law, a shareholder may designate another person to attend, speak and vote at a shareholders’ meeting of the company on such shareholder’s behalf by proxy.

With respect to management board meetings, a management board member may issue a proxy to another management board member representing the member’s voting rights as a management board member.

With respect to supervisory board meetings, a supervisory board member may participate in voting by issuing a written vote to another supervisory board member or third party entitled to attend the supervisory board meeting.
Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Preemptive / Subscription Rights
Under German law, existing shareholders have a statutory subscription right for any additional issue of shares or any security convertible into shares pro rata to the nominal value of their respective holdings in the company, unless (i) shareholders representing three-quarters of the registered share capital present at the shareholders’ meeting have resolved upon the whole or partial exclusion of the subscription right and (ii) there exists good and objective cause for such exclusion. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory subscription rights.
Under Delaware law, shareholders have no preemptive rights to subscribe to additional issuances of stock or to any security convertible into such stock unless, and except to the extent that such rights are expressly provided for in the certificate of incorporation.
Authority to Allot	Under German law, the management board may not allot shares, grant rights to subscribe for or to convert any security into shares unless a shareholder resolution to that effect has been passed at the company’s shareholders’ meeting granting the management board with such authority—subject to the approval of the supervisory board—, in each case in accordance with the provisions of the German Stock Corporation Act.	Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Voting Rights
Under German law, each share, except for statutory non-voting preferred shares (nicht stimmberechtigte Vorzugsaktien), entitles its holder to vote at the shareholders’ meeting and to participate with such number of votes with respect to one share which correspond to the quota of such share in the company’s share capital. While German law does not provide for a minimum attendance quorum for shareholders’ meetings, the company’s articles of association may so provide. In general, resolutions adopted at a shareholders’ meeting may be passed by a simple majority of votes cast, unless a higher majority is required by law or under the company’s articles of association.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.
Shareholder Vote on Certain Transactions
Under German law, certain shareholders’ resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•the approval of the board of directors; and
•approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Liability of Directors and Officers
Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a management or supervisory board member from any liability that would otherwise attach to such board member in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under German law, members of both the management board and members of the supervisory board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board. The company may waive claims for damages against a negligent management or supervisory board member only after the expiry of three years.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•any breach of the director’s duty of loyalty to the corporation or its shareholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
•any transaction from which the director derives an improper personal benefit

Standard of Conduct for Directors and Officers
Under German law, both management and supervisory board members must conduct their affairs with “the care and diligence of a prudent business man” and act in the best interest of the company. The scope of the fiduciary duties of management and supervisory board members is generally determined by German legislation and by the German courts.
Statutory and fiduciary duties of members of the management board to the company include, among others:

•to act in accordance with the law, the company’s articles of association and the rules of procedure for the management board, if any;
•to report to the supervisory board on a regular basis as well as on certain important occasions;
•to exercise reasonable care, skill and diligence;
•to maintain a proper accounting system;
•to not compete, directly or indirectly, with the company without permission by the supervisory board; and
•to secure that no further transactions are made in case of insolvency.

Members of the supervisory board owe substantially the same statutory and fiduciary duties to the company as members of the management board. Additionally, their duties include:

•to effectively supervise the company’s affairs and the management board;
•to evaluate and issue a resolution on certain transactions which can only be conducted by the management board after approval of the supervisory board;
•to approve the company’s financial statements;
•to appoint the management board members and to represent the company in transactions between the company and members of the management board; and
•to approve service contracts between individual members of the supervisory board and the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Suits
Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company, or in cases where there is an irregularity in the company’s internal management or supervision. Therefore, such claims may only be raised by the company represented by its management board, or, in the case of a wrong committed by a member of the management board, by the supervisory board.
Additionally, pursuant to German case law the supervisory board is obliged to pursue the company’s claims against the management board, unless the interest of the company keeps them from doing so.
The management board, or, if a claim is against a member of the management board, the supervisory board, is obliged to pursue the company’s claims against the designated individuals if so resolved by a simple majority of votes cast during a shareholders’ meeting. With a simple majority of votes, shareholders can request that a representative pursues the claim on behalf of the company.

If the company is unable to fulfill its third-party obligations, the company’s creditors may pursue the company’s damage claims against members of the management board for certain wrongdoings.

Under certain circumstances, shareholders can bring forward damage claims of the company against its management on their own behalf. In order to bring forward such a claim one shareholder alone or together with other shareholders needs to hold at least 1% of the company’s share capital or a participation of €100,000 in the share capital. Additionally, the claimant needs to pass through special claim approval procedures.

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•state that the plaintiff was a shareholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and
•allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
•state the reasons for not making the effort.

Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Management Board

Composition. Our management board shall consist of at least two members. The number of members of our management board shall otherwise be determined by our supervisory board. Our supervisory board may appoint one member of our management board to be Chairman and one or more members of the Board of Management to be Vice Chairman of our management board.

Company Management and Representation

1. The members of our management board are required to manage the business affairs of the Company on the basis of applicable laws, the Articles of Association and our management board’s rules of procedure. Our management board shall unanimously adopt rules of procedure and undertakes the allocation of responsibilities if our supervisory board has not adopted rules of procedure for our management board.
2. The Company is represented by two members of our management board or by one member of our management board acting jointly with a Prokurist (authorized signatory with full power of representation). Our supervisory board may grant individual members of our management board authorization to represent the Company individually and may revoke such authorization.
3. Our supervisory board may exempt one or more members of our management board from the prohibition on multiple representation in Section 181 of the BGB (German Civil Code) and that is without consideration of whether the Company is monistic or dualistic and likewise in the event the Company becomes a dualistic or monistic company.
Supervisory Board
1. Our supervisory board consists of six members elected by the shareholders in accordance with the German Stock Corporation Act.
2. The members of our supervisory board shall be elected for a term extending at most to the end of the General Meeting that resolves about ratification of the actions of our supervisory board in the fourth fiscal year after commencement of their terms of office. The fiscal year in which the terms of office begin shall not be counted for such purposes.
3. Any member of our supervisory board, and every substitute member, may resign his or her office by means of a written declaration to be submitted to the Chairman of our supervisory board or to our management board on one month’s notice. Resignation may be effective immediately for good cause.
4. In the event a member of our supervisory board elected by the General Meeting leaves our supervisory board prior to the expiration of his or her term of office, election for a replacement shall be held at the next General Meeting.
5. The General Meeting may appoint substitute members for those members of our supervisory board it elects who shall become members of our supervisory board in the order laid down when the election takes place in the event members of our supervisory board leave prior to the expiration of their respective term of office. The term of office of a substitute member of our supervisory board ends upon the conclusion of the General Meeting at which an election pursuant to the terms of the preceding paragraph (4) is held.
Frankfurt Stock Exchange Listing
Our ordinary shares are listed on the Frankfurt Stock Exchange under the trading symbol “MOR”.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS represents one-quarter (1/4) of a deposited share with The Bank of New York Mellon SA/N.V., as custodian for the depositary in Frankfurt. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286, United States. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286, United States.

A deposit agreement among us, the depositary and the ADS holders sets out the ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. A copy of the deposit agreement is incorporated by reference as an exhibit to this prospectus.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.50 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.50 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Dividends and Other Distributions. The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on our ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States and will promptly distribute the amount thus received. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See ”Taxation”. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders if instructed to do so by the relevant ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of our ordinary shares or be able to exercise such rights at all.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, equitable and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation. The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights. ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent at any meeting at which you are entitled to vote pursuant to applicable law and our articles of association. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of such shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Germany and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Payment of Taxes. You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities. The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination. We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
•60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;
•we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;
•we appear to be insolvent or enter insolvency proceedings;
•all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
•there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
•there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability. The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
•are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•are not liable if we or it exercises discretion permitted under the deposit agreement;
•are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;
•have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;
•are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and
•may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions. Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
•satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs. ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:
•when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer ordinary of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;
•when you owe money to pay fees, taxes and similar charges; or
•when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs. The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; (3) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (4) subject to all indemnities and credit regulations the depositary deems appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System. In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs. The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Nasdaq Global Select Market Listing

Our ADSs are listed on the Nasdaq Global Select Market under the trading symbol “MOR.”

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended, or the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants in one or more series, as described in the applicable prospectus supplement. Such warrants could either be issued as cash-settled warrants or created by detaching the warrant from bond-plus-warrant securities within the meaning of Section 221 of the German Stock Corporation Act. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants, which we will file with the SEC.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount, and terms of the securities purchasable or amount payable upon exercise of the warrants;
•if applicable, the exercise price in case of ordinary shares or ADSs and the number of ordinary shares or ADSs or amount payable to be received upon exercise of the warrants;
•if applicable, the exercise price in case of our debt securities, the amount of debt securities or amount payable to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase ordinary shares, ADSs, units or debt securities that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of ordinary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•applicable tax considerations.
Each right would entitle the holder of the rights to purchase for cash the number of ordinary shares or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

PLAN OF DISTRIBUTION
We, and any selling security holders, may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:
•through agents;
•to dealers or underwriters for resale;
•directly to investors;
•in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through a combination of any of these methods of sale; or
•through any other method permitted pursuant to applicable law.
When required, we will set forth in a free writing prospectus or prospectus supplement the terms of the offering of securities, including:
•the name or names of any agents, dealers or underwriters;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•the public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which such securities may be listed.
If we use underwriters for a sale of securities, the underwriters may acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a free writing prospectus or prospectus supplement naming the underwriter and the nature of any such relationship.
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We may also sell securities directly to one or more purchasers without using underwriters or agents.
We will pay all fees and expenses in connection with the registration of the ordinary shares.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
We and any selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to sales agents or relating to any underwriting, we expect to incur in connection with the issuance and distribution of the securities being registered under this registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$*
FINRA filing fees	$**
Legal fees and expenses	$**
Accounting fees and expenses	$**
Printing costs and other	$**
Miscellaneous	$**
Total	$**

*	Pursuant to Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all applicable registration fees. These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

**	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus, as applicable.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES
We are organized as a German stock corporation (Aktiengesellschaft) and our registered offices and most of our assets are located outside of the United States. In addition, one out of two management board members, three out of six supervisory board members, and the experts named herein are residents of Germany or jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon MorphoSys AG or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against MorphoSys AG in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against MorphoSys AG or the members of its management board and supervisory board, and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board and the experts named in this prospectus. In addition, even if a judgment against our company, members of our management board, supervisory board, or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

LEGAL MATTERS
The validity of the securities offered in connection with this prospectus and certain other matters of German law and U.S. federal law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters in connection with this prospectus will be passed upon for the sales agents or underwriters by a law firm named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under German law, we may not, as a general matter, indemnify members of our management board and supervisory board. Certain limited exceptions may apply if the indemnification is in the legitimate interest of our Company. We will indemnify our management board and supervisory board members, to the extent permissible under German law, from and against any liabilities arising out of or in connection with their services to us.
We provide directors’ and officers’ liability insurance for the members of our management and supervisory boards against civil liabilities, which they may incur in connection with their activities on behalf of our company. We intend to expand our insurance coverage against such liabilities, including by providing for coverage against liabilities under the Securities Act.

ITEM 9.    EXHIBITS
The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement.

ITEM 10.    UNDERTAKINGS

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Articles of Association of the Company (incorporated by reference to Exhibit 1 of the 2022 20-F (File No. 001-38455) filed with the SEC on March 15, 2023)
4.1	Form of American Depository Receipt (included in Exhibit 4.3)
4.2	Form of Global Share Certificate for Ordinary Shares (English translation) (Incorporated by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-223843) filed with the SEC on March 22, 2018)
4.3	Form of Deposit Agreement (incorporated by reference to Exhibit 1 to the Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-130614) filed with the Securities and Exchange Commission on April 10, 2018)
4.4**	Form of Indenture for Debt Securities (including form of Debt Security)
4.5*	Form of Warrant Agreement (including form of Warrant Certificate)
4.6*	Form of Rights Agreement (including form of Rights Certificate)
4.7*	Form of Purchase Contract (including form of Purchase Contract Certificate)
4.8*	Form of Unit Agreement (including form of Unit Certificate)
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
5.2**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1**	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (included on signature page hereof)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.
107.1**	Filing fee table

*    To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the
Securities Exchange Act of 1934 and incorporated herein by reference.

**    Filed with this registration statement on Form F-3.

***    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 prior to any issuance of debt securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on November 16, 2023.

MORPHOSYS AG

By:	/s/ Jean-Paul Kress, M.D.
	Name:	Jean-Paul Kress, M.D.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Dr. Jean-Paul Kress, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and any and all related registration statements pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 16, 2023.

Signature	Title(s)

/s/ Jean-Paul Kress, M.D.	Chief Executive Officer (Principal Executive Officer)
Jean-Paul Kress, M.D.

/s/ Lucinda Crabtree, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)
Lucinda Crabtree, Ph.D.

/s/ Marc Cluzel, M.D., Ph.D.	Chairman of the Supervisory Board
Marc Cluzel, M.D., Ph.D.

/s/ George Golumbeski, Ph.D.	Deputy Chairman of the Supervisory Board
George Golumbeski, Ph.D.

/s/ Krisja Vermeylen	Member of the Supervisory Board
Krisja Vermeylen

/s/ Michael Brosnan	Member of the Supervisory Board
Michael Brosnan

/s/ Andrew Cheng, M.D., Ph.D.	Member of the Supervisory Board
Andrew Cheng, M.D., Ph.D.

/s/ Sharon Curran	Member of the Supervisory Board
Sharon Curran

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Morphosys AG, has signed this registration statement or amendment thereto in Boston, Massachusetts on November 16, 2023.

Authorized U.S. Representative

MorphoSys US Inc.

By:	/s/ Joe Horvat
	Name:	Joe Horvat
	Title:	Authorized Representative in the United States